CHC GROUP REPORTS FOURTH QUARTER AND FULL YEAR 2015 RESULTS

•	Fiscal 2015 revenue down 3 percent and Adjusted EBITDAR excluding special items down 2 percent

•	Restructuring charge of $77 million booked in Q4 in response to industry downturn

•	$320M of long-term debt retired in fiscal 2015; annualized interest expense reduced about $30M

•	New $145 million asset-backed loan facility provides additional financial flexibility

•	Full year GAAP net loss per share of $11.17; adjusted EPS loss of $1.82

June 29, 2015 – Vancouver, British Columbia, Canada – CHC Group (NYSE: HELI), the parent company of CHC Helicopter, reported revenue of $374 million and a net loss of $119 million for its fiscal 2015 fourth quarter, which ended April 30, 2015. Full-year consolidated revenue was $1.7 billion, a decline of 3 percent year-over-year, driven by the impact of currency translation as the U.S. dollar strengthened. On a constant currency basis, full year revenue increased 1 percent.

The Company had a fourth quarter adjusted net loss of $32 million, which excluded the effect of special items. The special items included, but were not limited to, a $77 million restructuring charge related to employee severance costs and lease and other contractual costs on certain older technology leased helicopters. Fourth quarter Adjusted EBITDAR (earnings before interest, taxes, depreciation, amortization and helicopter lease and other costs) excluding special items was $110 million, a decline of 17 percent. For the full year, the Company recorded an adjusted net loss of $123 million. Full year Adjusted EBITDAR excluding special items was $461 million, a decrease of 2 percent. On a constant currency basis, Adjusted EBITDAR excluding special items for the full year was relatively flat.

All comparisons are year-over-year.

(Periods ended April 30; US$ in millions, except EPS data)	Quarter			Full Year
	FY14	FY15	% Change	FY14	FY15	% Change
As reported:
Revenue	$453	$374	(17)%	$1,765	$1,708	(3)%
Operating revenue[1]	412	345	(16)%	1,600	1,562	(2)%
Operating income (loss)	24	(91)	-	40	(601)	-
Net earnings (loss)	(26)	(119)	-	(171)	(795)	-
Controlling interest	(23)	(108)	-	(173)	(805)	-
Non-controlling interests	(3)	(11)	-	2	10	-
Net loss per ordinary share[2]	$(0.29)	$(2.15)	-	$(3.09)	$(11.17)	-
Weighted average number of ordinary stock outstanding - basic and diluted	79,845,327	81,159,278	2%	55,919,484	80,728,600	44%
Adjusted[3]:
EBITDAR excluding special items[4]	132	110	(17)%	471	461	(2)%
Margin[5]	32%	32%	-10bps	29%	30%	10bps
Net loss[6]	(14)	(32)	-	(97)	(123)	-
Net loss per ordinary share[7]	$(0.17)	$(0.55)	-	$(1.24)	$(1.82)	-
Share count[8]	79,845,327	81,159,278	2%	78,086,607	80,728,600	3%

1.	Operating revenue is total revenue less reimbursable revenue, which is costs reimbursed from customers.

2.
Net loss per ordinary share is calculated by net loss available to common stockholders, divided by weighted average number of ordinary stock outstanding - basic and diluted. Refer to Page 5 for reconciliation from net loss to net loss available to common stockholders.

3.	See a description of non-GAAP financial measures and reconciliation to comparable GAAP measures on Pages 9, 10, 11 and 12.

4.	Corporate transaction costs were excluded from EBITDAR. See a description of non-GAAP financial measures and reconciliation to comparable GAAP measures on Pages 9, 10, 11 and 12.

5.	Adjusted EBITDAR margin excluding special items is calculated as Adjusted EBITDAR excluding special items as a percentage of operating revenue.

6.
Adjusted net loss excludes corporate transaction costs, asset dispositions, asset impairments, restructuring expense, debt extinguishment, the revaluation of our derivatives and foreign-exchange gain (loss), and net income or loss attributable to non-controlling interests.

7.	Adjusted net loss per share is calculated by dividing adjusted net loss available to common stockholders by adjusted share count. Refer to Page 11 for reconciliation to comparable GAAP measures.

8.
Adjusted share count is the number of ordinary shares outstanding at the date of our initial public offering adjusted for the weighted average of shares issued subsequent to that date for the prior-year quarter and prior-year period, and the weighted average for the current-year quarter and current-year period.

INDUSTRY ENVIRONMENT
Oil and gas customers continue to focus on reducing their capital and operating expenses amid significantly lower crude oil prices, which affects demand for both offshore flying services and helicopter maintenance, repair and overhaul (MRO) services. Oil prices remain at historically low levels, which primarily impacts exploration business which is approximately 20 percent of CHC’s flying revenue.

Karl Fessenden, CHC president and chief executive officer:
“We continue to benefit from having a very significant portion of our flying revenue weighted toward oil and gas production, which is more stable than exploration, and we remain confident that the long-term demand for transportation to deep water and ultra-deep water locations remains strong.  We are focused on reducing CHC’s costs, strengthening our balance sheet, and partnering with our customers to provide solutions that result in lower customer costs - while maintaining an absolute commitment to industry-leading safety, availability and reliability.  These efforts will create a more efficient, market responsive and competitive CHC that is well positioned for balanced growth in the future.”

Joan Hooper, CHC chief financial officer:
“We continue to focus on our financial priorities - strengthening our balance sheet, becoming free cash flow positive and positioning for long-term balanced growth. Our new asset-backed loan facility increases our liquidity and provides us with greater financial flexibility. In addition, the bond tender completed in the fourth quarter resulted in a debt reduction of almost $21 million at a discount, bringing the total bonds retired in the fiscal year to $320 million.”

BUSINESS SEGMENTS
Helicopter Services (flying)
Fourth quarter revenue of $341 million was down 16 percent, primarily driven by the negative impact of currency translation. On a constant currency basis, the decline was 6 percent, driven by lower flying activity and lower reimbursable revenue. Full year revenue was $1.6 billion, down 4 percent, but was essentially flat on a constant currency basis. The segment’s fourth quarter Adjusted EBITDAR of $124 million declined 11 percent, a lower decline than revenue primarily reflecting a lower foreign exchange impact. For the full 2015 fiscal year, the segment’s Adjusted EBITDAR of $516 million was relatively flat.

Heli-One (MRO)
Heli-One’s third-party revenue for the fourth quarter was $33 million, a decline of 32 percent compared to the prior year quarter due to lower third-party flying hours and the timing of maintenance work completions. However, for the full 2015 fiscal year, Heli-One’s external revenue was up $3 million to $150 million, an increase of 2 percent. Fourth quarter Adjusted EBITDAR declined $6 million due to lower internal work compared to the prior year quarter. For the full 2015 fiscal year, Heli-One’s Adjusted EBITDAR was $23 million.

DEBT, LIQUIDITY AND LEVERAGE
During the fourth quarter, CHC strengthened its balance sheet by deploying a portion of the proceeds from the CD&R transaction to repurchase $21 million in 9.375 percent senior unsecured notes at a discount. For the full 2015 fiscal year, CHC retired long-term debt of $320 million resulting in approximately $30 million annualized interest expense savings. The company ended the year with an adjusted leverage ratio of 5.0x, compared to 5.3x last year.

The Company ended the 2015 fiscal year with $500 million in liquidity as defined under “Non-GAAP Measures” below. In addition, after the 2015 fiscal year-end, the Company put in place a new asset-backed loan facility that will increase liquidity by an additional $145 million.

PREFERRED SHARE DIVIDEND
In the fourth quarter, GAAP and adjusted earnings per share (EPS) include $13 million or 16 cents of preferred dividends paid in-kind to CD&R. For the full year, GAAP and adjusted EPS included preferred share dividends of $24 million.

ABOUT CHC
CHC Helicopter is a leader in enabling customers to go further, do more and come home safely, including oil and gas companies, government search-and-rescue agencies and organizations requiring helicopter maintenance, repair and overhaul services through the Heli-One segment. The company has a fleet of more than 230 aircraft and operates in more than 20 countries around the world.

#####

Additional Information
The preferred shares offered to the purchaser in the private placement have not been and will not be registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Cautionary Note on Forward-Looking Statements
This press release contains forward-looking statements and information within the meaning of certain securities laws, including the “safe harbor” provision of the United States Private Securities Litigation Reform Act of 1995, the United States Securities Act of 1933, as amended, the United States Securities Exchange Act of 1934, as amended and other applicable securities legislation. All statements, other than statements of historical fact included in this press release, regarding as well as, our strategy, future operations, projections, conclusions, forecasts and other statements are “forward-looking statements”. While these forward-looking statements represent our best current judgment, actual results could differ materially from the conclusions, forecasts or projections contained in the forward-looking statements. Certain material factors or assumptions were applied in drawing a conclusion or making a forecast or projection in the forward-looking information contained herein. Such factors include: volatility in the oil and gas sector generally, and the potential impact of such volatility on offshore exploration and production, particularly on demand for offshore transportation services, competition in the markets we serve, our ability to secure and maintain long-term support contracts, our ability to maintain standards of acceptable safety performance, exchange rate fluctuations, political, economic, and regulatory uncertainty, problems with our nonwholly-owned entities, including potential conflicts with the other owners of such entities, exposure to credit risks, our ability to continue funding our working capital requirements, risks inherent in the operation of helicopters, unanticipated costs or cost increases associated with our business operations, trade industry exposure, inflation, ability to continue maintaining government issued licenses, necessary aircraft or insurance, loss of key personnel, work stoppages due to labor disputes, and future material acquisitions or dispositions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. The Company disclaims any intentions or obligations to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to our annual report on Form 10-K and quarterly reports on Form 10-Q, and our other filings, in particular any discussion of risk factors or forward-looking statements, which are filed with the SEC and available free of charge at the SEC’s website (www.sec.gov), for a full discussion of the risks and other factors that may impact any estimates or forward-looking statements made herein.

Contact Information

INVESTORS	MEDIA
Laura Campbell	Mary Sanderson
Director, Investor Relations	Director, Global Communications
+1.604.232.7316	+1.214.262.7384
laura.campbell@chc.ca	mary.sanderson@chc.ca

Consolidated Statements of Operations
(Expressed in thousands of United States dollars)
(Unaudited)

	Three months ended		Twelve months ended
	April 30, 2014	April 30, 2015	April 30, 2014	April 30, 2015
Operating revenue	$411,993	$344,689	$1,600,310	$1,562,281
Reimbursable revenue	40,789	29,074	164,669	145,418
Revenue	452,782	373,763	1,764,979	1,707,699
Operating expenses:
Direct costs	(367,124)	(316,995)	(1,460,037)	(1,444,532)
Earnings from equity accounted investees	1,250	1,155	7,240	11,069
General and administration costs	(17,248)	(19,628)	(95,087)	(83,857)
Depreciation	(38,415)	(45,981)	(144,573)	(143,653)
Restructuring expense	—	(76,906)	—	(80,347)
Asset impairments	(2,977)	(3,708)	(25,933)	(553,650)
Loss on disposal of assets	(4,688)	(2,473)	(6,631)	(13,407)
	(429,202)	(464,536)	(1,725,021)	(2,308,377)
Operating income (loss)	23,580	(90,773)	39,958	(600,678)
Interest on long-term debt	(35,586)	(26,898)	(153,222)	(126,481)
Foreign exchange gain (loss)	18,448	1,682	(6,028)	(25,153)
Other financing charges	(21,638)	(3,690)	(23,253)	(17,841)
Loss before income tax	(15,196)	(119,679)	(142,545)	(770,153)
Income tax recovery (expense)	(10,885)	694	(28,374)	(24,607)
Net loss	$(26,081)	$(118,985)	$(170,919)	$(794,760)
Net earnings (loss) attributable to:
Controlling interest	$(23,224)	$(107,987)	$(172,548)	$(805,151)
Non-controlling interests	(2,857)	(10,998)	1,629	10,391
Net loss	$(26,081)	$(118,985)	$(170,919)	$(794,760)

Net loss attributable to controlling interest	$(23,224)	$(107,987)	$(172,548)	$(805,151)
Redeemable convertible preferred share dividends	—	(12,619)	—	(23,529)
Adjustment of redeemable non-controlling interest to redemption amount	—	(53,844)	—	(72,840)
Net loss available to common stockholders	$(23,224)	$(174,450)	$(172,548)	$(901,520)

Net loss per ordinary share available to common stockholders - basic and diluted[1]	$(0.29)	$(2.15)	$(3.09)	$(11.17)
Weighted average number of shares outstanding - basic and diluted	79,845,327	81,159,278	55,919,484	80,728,600
(1) Net loss per ordinary share is calculated by net loss available to common stockholders divided by weighted average number of ordinary shares outstanding - basic and diluted.

Consolidated Balance Sheets
(Expressed in thousands of United States dollars)
(Unaudited)

	April 30, 2014	April 30, 2015
Assets
Current assets:
Cash and cash equivalents	$302,522	$134,297
Receivables, net of allowance for doubtful accounts of $2.3 million and $1.7 million, respectively	292,339	241,624
Income taxes receivable	28,172	14,191
Deferred income tax assets	60	416
Inventories	130,891	117,748
Prepaid expenses	27,683	28,742
Other assets	49,209	67,870
	830,876	604,888
Property and equipment, net	1,050,759	951,554
Investments	31,351	33,293
Intangible assets	177,863	169,598
Goodwill	432,376	—
Restricted cash	31,566	19,333
Other assets	519,306	458,156
Deferred income tax assets	3,381	1,333
Assets held for sale	26,849	13,424
	$3,104,327	$2,251,579
Liabilities and Shareholders' Equity (Deficit)
Current liabilities:
Payables and accruals	$355,341	$275,944
Deferred revenue	30,436	40,949
Income taxes payable	41,975	42,000
Deferred income tax liabilities	98	43
Current facility secured by accounts receivable	62,596	43,379
Other liabilities	55,170	102,100
Current portion of long-term debt obligations	4,107	3,624
	549,723	508,039
Long-term debt obligations	1,546,155	1,215,655
Deferred revenue	81,485	64,387
Other liabilities	287,385	273,274
Deferred income tax liabilities	10,665	8,927
Total liabilities	2,475,413	2,070,282
Redeemable non-controlling interests	(22,578)	16,940
Redeemable convertible preferred shares	—	589,823
Capital stock	8	8
Additional paid-in capital	2,039,371	1,961,007
Deficit	(1,265,103)	(2,070,254)
Accumulated other comprehensive loss	(122,784)	(316,227)
	651,492	(425,466)
	$3,104,327	$2,251,579

Consolidated Statements of Cash Flows
(Expressed in thousands of United States dollars)
(Unaudited)

	Twelve months ended
	April 30, 2014	April 30, 2015
Cash provided by (used in):
Operating activities:
Net loss	$(170,919)	$(794,760)
Adjustments to reconcile net loss to cash flows provided by (used in) operating activities:
Depreciation	144,573	143,653
Loss on disposal of assets	6,631	13,407
Asset impairments	25,933	553,650
Earnings from equity accounted investees less dividends received	(3,930)	(8,195)
Deferred income taxes	6,705	4,012
Non-cash stock-based compensation expense	25,504	11,520
Amortization of lease related fixed interest rate obligations	(1,226)	(338)
Net loss on debt extinguishment	7,668	11,340
Amortization of long-term debt and lease deferred financing costs	12,770	9,906
Non-cash accrued interest income on funded residual value guarantees	(6,085)	(4,941)
Mark to market loss (gain) on derivative instruments	3,648	(25,879)
Non-cash defined benefit pension expense (income)	(879)	563
Defined benefit contributions and benefits paid	(44,980)	(45,823)
Decrease (increase) to deferred lease financing costs	(6,845)	1,019
Unrealized loss on foreign currency exchange translation	7,213	18,540
Other	3,811	(8,057)
Change in cash resulting from changes in operating assets and liabilities	2,737	44,945
Cash provided by (used in) operating activities	12,329	(75,438)
Financing activities:
Sold interest in accounts receivable, net of collections	8,122	(9,860)
Net proceeds from issuance of capital stock	317,804	—
Proceeds from issuance of senior unsecured notes	300,000	—
Net proceeds from issuance of redeemable convertible preferred shares	—	572,779
Long-term debt proceeds	760,000	325,000
Long-term debt repayments	(889,527)	(330,910)
Redemption and repurchases of senior secured notes	(133,900)	(158,681)
Redemption and repurchases of senior unsecured notes	—	(165,995)
Increase in deferred financing costs	(14,296)	—
Distribution paid to non-controlling interest	—	(8,500)
Related party loans	(25,148)	—
Cash provided by financing activities	323,055	223,833
Investing activities:
Property and equipment additions	(646,753)	(440,354)
Proceeds from disposal of property and equipment	618,282	167,737
Helicopter deposits net of lease inception refunds	(112,469)	(46,742)
Proceeds from sale of equity accounted investee	—	4,488
Restricted cash	297	7,782
Cash used in investing activities	(140,643)	(307,089)
Effect of exchange rate changes on cash and cash equivalents	(16,020)	(9,531)
Change in cash and cash equivalents during the year	178,721	(168,225)
Cash and cash equivalents, beginning of year	123,801	302,522
Cash and cash equivalents, end of year	$302,522	$134,297

Segment Performance
(Expressed in thousands of United States dollars)
(Unaudited)
Segment Third-party Revenue

	Three months ended		Twelve months ended
	April 30, 2014	April 30, 2015	April 30, 2014	April 30, 2015
Helicopter Services operating revenue	$364,358	$312,102	$1,453,039	$1,411,901
Reimbursable revenue	40,789	29,074	164,669	145,418
Helicopter Services total external revenue	405,147	341,176	1,617,708	1,557,319
Heli-One external revenue	47,635	32,587	147,271	150,380
Consolidated external revenue	$452,782	$373,763	$1,764,979	$1,707,699

EBITDAR Summary

	Three months ended		Twelve months ended
	April 30, 2014	April 30, 2015	April 30, 2014	April 30, 2015
Helicopter Services	$139,644	$123,811	$513,991	$516,477
Heli-One	10,235	3,909	29,218	22,534
Corporate	(17,248)	(19,628)	(95,087)	(83,857)
Eliminations	(1,739)	(1,390)	(3,134)	(2,027)
Adjusted EBITDAR[1]	$130,892	$106,702	$444,988	$453,127

(1) See a description of non-GAAP financial measures and reconciliation to comparable GAAP measures below.

Non-GAAP Financial Measures:
This press release includes non-GAAP financial measures, including: adjusted net loss; earnings before interest, taxes, depreciation, amortization, helicopter lease and associated costs, restructuring expense, asset impairments, gain (loss) on disposal of assets, foreign exchange gain (loss) and other financing income (charges) or total revenue plus earnings from equity accounted investees less direct costs, excluding helicopter lease and associated costs, and general and administration expenses (“Adjusted EBITDAR”); Adjusted EBITDAR excluding special items, which excludes corporate transaction costs, costs related to senior executive turnover, expenses related to the initial public offering, including costs related to restructuring our compensation plan, and other transactions; Adjusted net loss per ordinary share, which is calculated by dividing adjusted net loss available to common stockholders by the number of ordinary shares outstanding at the date of our initial public offering adjusted for the weighted average of shares issued subsequent to that date for the prior-year quarter and prior-year period, and the weighted average for the current year quarter and current year period; free cash flow, which is calculated as net cash provided by operating activities less capital expenditures; liquidity, which is calculated as cash and cash equivalents plus available borrowings under our credit facilities; and Adjusted leverage ratio, which is Adjusted net debt divided by fiscal year Adjusted EBITDAR excluding special items, that are not required by, or presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures are not performance measures under GAAP and should not be considered as alternatives to net earnings (loss) or any other performance or liquidity measures derived in accordance with GAAP. In addition, these measures may not be comparable to similarly titled measures of other companies. CHC has provided a reconciliation of these non-GAAP measures to the most directly comparable GAAP measure below. CHC has chosen to include Adjusted net loss and Adjusted net loss per share as we consider these to be useful measures of our results before asset impairments, gain or loss on the disposal of assets and foreign exchange gains or losses. We have chosen to include Adjusted EBITDAR and Adjusted EBITDAR excluding special items, as we consider these to be significant indicators of our financial performance and we use these measures to assist us in allocating available capital resources. CHC has provided liquidity to demonstrate the financial flexibility that we have from period to period. CHC has provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure below and has presented a detailed discussion of its reasons for including non-GAAP financial measures and the limitations associated with those measures as part of the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Quarterly Report on Form 10-Q and in our Annual Report on Form 10-K. CHC encourages investors to review the reconciliation and the non-GAAP discussion in conjunction with our presentation of these non-GAAP financial measures.

EBITDAR - Non-GAAP Reconciliation
(Expressed in thousands of United States dollars)
(Unaudited)

	Three months ended		Twelve months ended
	April 30, 2014	April 30, 2015	April 30, 2014	April 30, 2015
Helicopter Services	$139,644	$123,811	$513,991	$516,477
Heli-One	10,235	3,909	29,218	22,534
Corporate	(17,248)	(19,628)	(95,087)	(83,857)
Eliminations	(1,739)	(1,390)	(3,134)	(2,027)
Adjusted EBITDAR	130,892	106,702	444,988	453,127
Helicopter lease and associated costs	(61,232)	(68,407)	(227,893)	(262,748)
Depreciation	(38,415)	(45,981)	(144,573)	(143,653)
Restructuring expense	—	(76,906)	—	(80,347)
Asset impairments	(2,977)	(3,708)	(25,933)	(553,650)
Loss on disposal of assets	(4,688)	(2,473)	(6,631)	(13,407)
Operating income (loss)	23,580	(90,773)	39,958	(600,678)
Interest on long-term debt	(35,586)	(26,898)	(153,222)	(126,481)
Foreign exchange gain (loss)	18,448	1,682	(6,028)	(25,153)
Other financing charges	(21,638)	(3,690)	(23,253)	(17,841)
Loss before income tax	(15,196)	(119,679)	(142,545)	(770,153)
Income tax recovery (expense)	(10,885)	694	(28,374)	(24,607)
Net loss	$(26,081)	$(118,985)	$(170,919)	$(794,760)
Net earnings (loss) attributable to:
Controlling interest	$(23,224)	$(107,987)	$(172,548)	$(805,151)
Non-controlling interests	(2,857)	(10,998)	1,629	10,391
Net loss	$(26,081)	$(118,985)	$(170,919)	$(794,760)

EBITDAR excluding special items - Non-GAAP Reconciliation
(Expressed in thousands of United States dollars)
(Unaudited)

	Three months ended		Twelve months ended
	April 30, 2014	April 30, 2015	April 30, 2014	April 30, 2015
Adjusted EBITDAR	$130,892	$106,702	$444,988	$453,127
Corporate transaction costs[1]	871	3,115	25,952	8,229
Adjusted EBITDAR excluding special items	$131,763	$109,817	$470,940	$461,356
Adjusted Net Loss - Non-GAAP Reconciliation
(Expressed in thousands of United States dollars)
(Unaudited)

	Three months ended		Twelve months ended
	April 30, 2014	April 30, 2015	April 30, 2014	April 30, 2015
Net loss attributable to controlling interest	$(23,224)	$(107,987)	$(172,548)	$(805,151)
Corporate transaction costs[1]	871	3,115	25,952	8,229
Restructuring expense[2]	—	76,906	—	80,347
Asset impairments	2,977	3,708	25,933	553,650
Loss on disposal of assets	4,688	2,473	6,631	13,407
Foreign exchange loss (gain)	(18,448)	(1,682)	6,028	25,153
Net loss (gain) on debt extinguishment[3]	7,668	(6,094)	7,668	11,340
Unrealized loss (gain) on derivatives	11,878	(2,354)	3,647	(10,426)
Adjusted net loss	$(13,590)	$(31,915)	$(96,689)	$(123,451)
Redeemable convertible preferred share dividends	—	(12,619)	—	(23,529)
Adjusted net loss available to common stockholders[4]	$(13,590)	$(44,534)	$(96,689)	$(146,980)

(1) Corporate transaction costs include costs related to senior executive turnover, expenses related to our IPO in FY14 of $26.0 million including $23.4 million of non-cash stock-based compensation expense, and other transactions.
(2) Restructuring expense relates to severance and other costs incurred as part of a review of our operations and organizational structure.
(3) Net loss (gain) on debt extinguishment relates to the redemption and purchase on the open market of our senior secured and senior unsecured notes.
(4) Adjusted net loss available to common stockholders includes redeemable convertible preferred share dividends but excludes the adjustments of $(53.8) million and $(72.8) million to our redeemable non-controlling interest to redemption amount which were recognized in additional paid-in capital in the three and twelve months ended April 30, 2015 respectively.

Reconciliation of Adjusted EBITDAR excluding special items to Adjusted Net Loss
(Expressed in thousands of United States dollars, except share and per share amounts)
(Unaudited)

	Three months ended		Twelve months ended
	April 30, 2014	April 30, 2015	April 30, 2014	April 30, 2015
Adjusted EBITDAR excluding special items	$131,763	$109,817	$470,940	$461,356
Helicopter lease and associated costs	(61,232)	(68,407)	(227,893)	(262,748)
Depreciation	(38,415)	(45,981)	(144,573)	(143,653)
Net loss (gain) on debt extinguishment	7,668	(6,094)	7,668	11,340
Unrealized loss (gain) on derivatives	11,878	(2,354)	3,647	(10,426)
Interest on long-term debt	(35,586)	(26,898)	(153,222)	(126,481)
Other financing charges	(21,638)	(3,690)	(23,253)	(17,841)
Income tax recovery (expense)	(10,885)	694	(28,374)	(24,607)
Loss (earnings) attributable to non-controlling interests	2,857	10,998	(1,629)	(10,391)
Adjusted net loss	$(13,590)	$(31,915)	$(96,689)	$(123,451)

Reconciliation of Adjusted Net Debt
(Expressed in millions of United States dollars)
(Unaudited)

	April 30, 2014	April 30, 2015
Long term debt	$1,546.2	$1,215.7
Current portion of long term debt	4.1	3.6
Discount on notes	11.9	9.1
Premium on notes	(1.5)	(1.2)
Less: Cash on Balance Sheet	(302.5)	(134.3)
Net Debt	$1,258.1	$1,092.9
NPV of lease commitments[1]	1,238.5	1,212.9
	$2,496.6	$2,305.8

(1) NPV of lease commitments as of April 30, 2014 and April 30, 2015 discounted at 9%.

Reconciliation of Liquidity
(Expressed in millions of United States dollars)
(Unaudited)

	April 30, 2014	April 30, 2015
Cash and cash equivalents	$302.5	$134.3
Senior secured revolving credit facility:
Facility credit limit	375.0	375.0
Outstanding letters of credit	(54.9)	(33.3)
Available senior secured revolving credit facility	320.1	341.7
Available overdraft facilities	28.1	24.1
	$650.7	$500.1